UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 16, 2014

First Citizens Banc Corp

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (Amendment No. 1) amends the Current Report on Form 8-K of First Citizens Banc Corp (“First Citizens”), dated and filed on April 15, 2014 (the “Original Form 8-K”). The Original Form 8-K incorrectly stated the preferred dividend record date as April 15, 2014. The correct dividend record date is May 20, 2014. No other changes or amendments to the Original Form 8-K are being made.

Item 8.01.	Other Events.

The Board of Directors of First Citizens Banc Corp, Sandusky, Ohio has approved a quarterly cash dividend of $16.25 per share ($0.40625 per depository share) on its 6.5% Noncumulative Redeemable Convertible Perpetual Preferred Shares, Series B (the “Series B Preferred Shares”) payable on June 15, 2014 to shareholders of record as of May 20, 2014. The dividend on the Series B Preferred Shares is for the dividend period from March 15, 2014 to, but excluding, June 15, 2014.

First Citizens Banc Corp is a $1.1 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, The Citizens Banking Company, operates 28 locations in Central and North Central Ohio.

First Citizens Banc Corp may be accessed at www.fcza.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “FCZA”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “FCZAP”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp
(Registrant)

Date: April 16, 2014	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President & Controller